EXHIBIT 5

                                  June 30, 2003



Murdock  Communications  Corporation
701  Tama  Street
Marion,  IA  52302

Gentlemen:     Re:     Registration  Statement  on  Form  S-8

     We have acted as counsel for Murdock Communications Corporation, an Iowa corporation (the "Company"), in connection with the Company's offering to certain participants of up to 172,852 shares of its no par value common stock (the "Common Stock") pursuant to the provisions of certain stock compensation agreements with Eugene I. Davis, Dave Kirkpatrick and Wayne Wright (the "Agreements").

     In such capacity we have examined, among other documents, the Restated Articles of Incorporation and By-Laws of the Company, as amended, the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the offering of the Common Stock pursuant to the Agreements. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the shares of Common Stock to be offered under the Agreements have been legally and validly authorized under the Restated Articles of Incorporation of the Company, as amended, and the laws of the State of Iowa. When issued in accordance with the description set forth in the Registration Statement and the Agreements, the shares of Common Stock will be legally issued, fully-paid and nonassessable.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8. In giving our consent, we do not admit that we are "experts" within the meaning of section 11 of the Securities Act of 1933, as amended (the "Act"), or within the category of persons whose consent is required by section 7 of the Act.

                                        REINHART  BOERNER  VAN  DEUREN  s.c.


                                        BY  /s/  Benjamin  G  Lombard
                                           -------------------------------------
                                           Benjamin G. Lombard